U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): November 14, 2005


                           Berkeley Technology Limited
             (Exact Name of Registrant as Specified in its Articles)
                             ----------------------

                                    0-21874
                            (Commission File Number)

   Jersey (Channel Islands) U.K.                       Not applicable
   (State or Other Jurisdiction             (I.R.S. Employer Identification No.)
        of Incorporation)

                                  Minden House
                                 6 Minden Place
                                   St. Helier
                                     Jersey
                                 Channel Islands
                                    JE2 4WQ
                            Tel: 011 44 1534 607700
             (Address and telephone of Principal Executive Offices)

                                       N/A
             (Former Name or Address, if Changed Since Last Report)

The following information is furnished pursuant to this
Item 7.01,"Regulation FD Disclosure" and Item 2.02, " Results of Operations and Financial Condition."

FOR IMMEDIATE RELEASE                                          November 14, 2005


                           Berkeley Technology Limited
                                Financial Results
                              For the Quarter Ended
                               September 30, 2005


London,  November  14,  2005 - Berkeley  Technology  Limited  (OTCBB:  BKLYY.PK,
London: BEK.L) (the "Company") is an international venture capital and consulting firm, primarily in the telecommunications and medical industries. The Company currently represents four Silicon Valley telecommunications equipment companies in dealing with large incumbent European and Japanese telecommunications companies. Its objective is to use consulting revenues and expense reimbursements to finance the development of large telecommunications company relationships, which will eventually lead to equity based transactions, with fees or direct investment opportunities for the Company. There is also the possiblity of new venture funds raised in partnership with international sources of capital leading to management fees and carried interests.

Progress has been made in reducing the cash burn rate of the Company. Consulting fee and interest income are approaching $1 million on an annual basis. Approximately $1 million of annual expense reductions were implemented at the beginning of 2005, substantially dropping the burn rate. Some of these savings have been lost to litigation costs related to the SunGard matter, but the current run rate is about right with only nine people in the Company, most having taken salary reductions. Additional downsizing is probably not practical. Longstanding key employees continue to serve as do the three eminent independent directors on a board of four people, including Mr. Arthur Trueger, the Executive Chairman.

The intention is to continue operating the Company to maximize shareholder value. We are an operating company and intend to generate value through our successful efforts over time.

The Company today reported financial results for its fiscal quarter ended September 30, 2005. The Company's consolidated net loss, computed in accordance with U.S. generally accepted accounting principles ("U.S. GAAP"), for the third quarter of 2005, was $0.7 million, or $0.01 per diluted share and $0.14 per diluted ADR, compared with a net loss of $3.9 million, or $0.08 per diluted share and $0.77 per diluted ADR, for the same period in 2004. For the nine months ended September 30, 2005, the Company's consolidated net loss was $2.5 million, or $0.05 per diluted share and $0.50 per diluted ADR, compared with a net loss of $10.4 million, or $0.21 per diluted share and $2.05 per diluted ADR, for the same period in 2004. The Company reports net income (loss) and diluted earnings (loss) per share and ADR in accordance with U.S. GAAP. A decline in expenses of $108,000 and higher net investment income (after amounts credited to insurance policyholder accounts) of $150,000 more than offset a fall in consulting fee income of $30,000 during the quarter. The impact of stock market volatility on the Company's results has been negligible following the sale of most of its common stock holdings during 2004 and early in 2005. Net realized and unrealized investment gains totaled $16,000 in the third quarter of 2005, compared to net realized and unrealized investment losses of $3.0 million in the third quarter of 2004. The Company's Jersey, Channel Islands based insurance company, continued to serve its policyholders; however, no new policies are currently being sold. Policyholder liabilities fell during the third quarter of 2005 by $1.9 million to $15.3 million primarily due to maturing policies. As of September 30, 2005, LPAL's corporate bonds, cash and accrued interest totaled $25.6 million.

                                    ********



Statements contained herein which are not historical facts are forward-looking statements that involve a number of risks and uncertainties that could cause the actual results of the future events described in such forward-looking statements to differ materially from those anticipated in such forward-looking statements. Factors that could cause or contribute to deviations from the forward-looking statements include, but are not limited to, (i) variations in demand for the Company's products and services, (ii) the success of the Company's new products and services, (iii) significant changes in net cash flows in or out of the Company's businesses, (iv) fluctuations in the performance of debt and equity markets worldwide, (v) the enactment of adverse state, federal or foreign regulation or changes in government policy or regulation (including accounting standards) affecting the Company's operations, (vi) the effect of economic conditions and interest rates in the U.S., the U.K. or internationally, (vii) the ability of the Company's subsidiaries to compete in their respective businesses, (viii) the ability of the Company to attract and retain key personnel, and (ix) actions by governmental authorities that regulate the Company's businesses, including insurance commissions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future developments or otherwise.



Please address any inquiries to:

Ian Whitehead                      Jersey                         (0)1534 607700
Chief Financial Officer
Berkeley Technology Limited


Form 10-Q for the quarter ended September 30, 2005

A copy of the above document will be submitted to the U.K. Listing Authority and will be shortly available for inspection at the U.K. Listing Authority's Document Viewing Facility, which is situated at:

Financial Services Authority
25 The North Colonnade
Canary Wharf
London
E14 5HS

Tel: 020 7676 1000

Berkeley Technology Limited
Condensed Consolidated Statements of Operations
Under U.S. GAAP (unaudited)
In thousands, except per share and ADR amounts

                                                        Three Months Ended          Nine Months Ended
                                                           September 30,              September 30,
                                                     ........................    .......................
                                                        2005          2004         2005          2004
                                                     ..........    ..........    .........    ..........
Revenues:
Investment income                                       $   383      $    337     $  1,185      $  1,028
Insurance policy charges                                      1             -            4             3
Consulting and other fee income                             105           135          429           329
Net realized investment gains (losses)                        -         4,787          (43)        5,700
Change in net unrealized investment gains and
   losses on trading securities                              16        (7,757)           6       (12,498)
                                                     ..........    ..........    .........    ..........
                                                            505        (2,498)       1,581        (5,438)
Expenses:
Amounts credited on insurance policyholder
   accounts                                                 222           326          779         1,043
Operating expenses                                          981         1,089        3,328         3,637
Interest expense                                              -             -            3             -
                                                     ..........    ..........    .........    ..........
                                                          1,203         1,415        4,110         4,680
                                                     ..........    ..........    .........    ..........

Loss before income tax expense                             (698)       (3,913)      (2,529)      (10,118)

Income tax expense                                            -             -            5           290
                                                     ..........    ..........    .........    ..........
Net loss                                               $   (698)     $ (3,913)    $ (2,534)     $(10,408)
                                                     ..........    ..........    .........    ..........
                                                     ..........    ..........    .........    ..........


Basic and diluted loss per share
and ADR:

Basic and diluted loss per share                       $  (0.01)     $  (0.08)    $  (0.05)     $  (0.21)
                                                     ..........    ..........    .........    ..........
                                                     ..........    ..........    .........    ..........

Basic and diluted loss per ADR                         $  (0.14)     $  (0.77)    $  (0.50)     $  (2.05)
                                                     ..........    ..........    .........    ..........
                                                     ..........    ..........    .........    ..........

Berkeley Technology Limited
Condensed Consolidated Balance Sheets
Under U.S. GAAP (unaudited)
In thousands, except share amounts

                                                                             September 30,  December 31,
                                                                                      2005          2004
                                                                              ............   ...........
                                ASSETS

Investments (principally of life insurance subsidiary):
  Fixed maturities:
   Available-for-sale, at fair value (amortized cost: $16,450 and
    $21,341 as of September 30, 2005 and December 31, 2004, respectively)       $   16,489    $   21,377
   Held-to-maturity, at amortized cost (fair value: $7,039 and $0 as of
    September 30, 2005 and December 31, 2004, respectively)                          7,056             -
  Equity securities:
   Trading, at fair value (cost: $102 and $586 as of September 30, 2005
     and December 31, 2004, respectively)                                               73           552
   Available-for-sale, at estimated fair value (cost: $850 as of
     September 30, 2005 and December 31, 2004)                                         850           850
                                                                                ..........    ..........
Total investments                                                                   24,468(1)     22,779

Cash and cash equivalents                                                            9,860(1)     19,495

Cash held in escrow                                                                  1,021         1,005
Accrued investment income                                                              566           737
Other assets                                                                           261           691
                                                                                ..........    ..........
Total assets                                                                    $   36,176    $   44,707
                                                                                ..........    ..........
                                                                                ..........    ..........
                 LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
Life insurance policy liabilities                                               $   15,285    $   21,229
Accounts payable and accruals                                                          557           585
                                                                                ..........    ..........
Total liabilities                                                                   15,842        21,814
                                                                                ..........    ..........
Commitments and contingencies

Shareholders' equity:
Ordinary shares, $0.05 par value per share: 86,400,000 shares authorized;
  64,439,073 shares issued and outstanding as of September 30, 2005 and
  December 31, 2004                                                                  3,222         3,222
Additional paid-in capital                                                          67,660        68,615
Retained earnings                                                                   12,395        14,929
Employee benefit trusts, at cost (13,522,381 and 13,684,881 shares as of
  September 30, 2005 and  December 31, 2004, respectively)                         (62,598)      (63,571)
Accumulated other comprehensive loss                                                  (345)         (302)
                                                                                ..........    ..........
Total shareholders' equity                                                          20,334        22,893
                                                                                ..........    ..........
Total liabilities and shareholders' equity                                      $   36,176    $   44,707
                                                                                 .........    ..........
                                                                                 .........    ..........

(1) Includes $17,333 of investments and $8,680 of cash and cash equivalents in the Company's insurance subsidiary
    (LPAL) which are not currently available to fund the operations or commitments of the Company or its other subsidiaries.

Berkeley Technology Limited
Condensed Consolidated Statements of Cash Flows
Under U.S. GAAP (unaudited)
In thousands

                                                                                   Nine Months Ended
                                                                                     September 30,
                                                                                ........................
                                                                                   2005           2004
                                                                                ..........    ..........

Net cash provided by (used in) operating activities                             $     (120)   $    6,156

Cash flows from investing activities:
Purchases of held-to-maturity fixed maturity securities                             (8,510)            -
Purchases of available-for-sale fixed maturity securities                           (5,121)            -
Purchases of available-for-sale equity securities                                        -           (15)
Proceeds from maturity of held-to-maturity fixed maturity securities                 1,350             -
Proceeds from sale and maturity of available-for-sale fixed maturity
  securities                                                                         8,284         5,034
Proceeds from sale of available-for-sale equity securities                               -            75
Capital expenditures                                                                    (2)           (5)
                                                                                ..........    ..........
Net cash provided by (used in) investing activities                                 (3,999)        5,089
                                                                                ..........    ..........
Cash flows from financing activities:
Insurance policyholder benefits paid                                                (5,221)       (7,332)
Proceeds from disposal of shares by the employee benefit trusts                         18             -
                                                                                ..........    ..........
Net cash used in financing activities                                               (5,203)       (7,332)
                                                                                ..........    ..........
Net increase (decrease) in cash and cash equivalents                                (9,322)        3,913
Cash and cash equivalents at beginning of period (1)                                19,495        14,408
Foreign currency translation adjustment                                               (313)           27
                                                                                ..........    ..........
Cash and cash equivalents at end of period (1), (2)                             $    9,860    $   18,348
                                                                                ..........    ..........
                                                                                ..........    ..........


(1)  Does not include $1,021 of cash held in escrow as of September 30, 2005.

(2)  The amount for September 30, 2005 includes $8,680 in the Company's insurance subsidiary (LPAL) which is not  currently available to fund the operations or commitments of the Company or its other subsidiaries.